EXHIBIT 99.1

 Stony Hill Makes Strategic Investment into Cannabi-Tech

Los Angeles, CA - ACCESSWIRE

March 14th, 2017

Stony Hill Corp. (OTCQB: STNY), a diversified company focused on the cannabis industry, today announced that it has made a strategic investment in Cannabi-Tech Ltd. (Cannabi-Tech), a provider of lab-grade medical cannabis quality control testing systems based in Israel.

Stony Hill, founded by Damian Marley, acquired the stake in Cannabi-Tech as part of a larger effort to build a global platform and brand for Cannabi-Tech. The investment signals an important vote of confidence in Cannabi-Tech’s management and innovative cannabis testing technology.

Cannabi-Tech’s proprietary technology features cutting-edge optical and image processing tools for precise quality control testing of medical marijuana flowers. The technology includes access to an integrated cloud database, traceable packaging, sorting and labeling mechanisms and smartphone applications. Using Cannabi-Tech’s technology, people will know for the first time exactly what they are paying for and what they are using in terms of potency.

Chris Bridges, President of Stony Hill stated, “As Stony Hill continues to expand into multiple segments of the cannabis industry, this investment fits very nicely into our strategy to expand Stony Hill's testing and analytics presence and platform of products. This investment represents another step toward building our company into a leading platform in the cannabis industry.”

Guy Setton, CEO of Cannabi-Tech, stated “We are extremely pleased with Stony Hill’s decision to invest in our company and we welcome Stony Hill and Damian Marley as long-term investors and strategic partners. Stony Hill has a broad portfolio of products and assets which we believe will make it a strong partner and ally. Our innovative testing equipment is setting a new industry standard, starting with potency testing, and we look forward to expanding the market presence of our brand through this partnership. We believe this mutually beneficial relationship will yield new opportunities for both our companies.”

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About Stony Hill Corp.

Stony Hill Corp. (www.stonyhillcorp.com), founded by Damian Marley, is a diversified company focused on multiples areas of the cannabis, hemp and CBD industry. The Company is focused on select investment, branding, real estate, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

Stony Hill has several strategic partnerships currently in place and is actively pursuing additional partnerships and other strategic growth opportunities.

About Cannabi-Tech Ltd.

Cannabi-Tech, based in Israel, is developing the world’s first truly non-destructive detection device, which is affordable, quick and easy-to-use, for the precise testing of the composition and potency of cannabis flowers. The company’s proprietary technology features patented optical analysis and advanced imaging tools delivering the industry's most accurate quality control testing of cannabis flowers, along with integrated cloud database, sorting and labeling systems, traceable packaging, mobile apps, and more.

Contact

Email: ir@stonyhillcorp.com or info@stonyhillcorp.com

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Safe Harbor Statement

Forward-Looking Statements Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the development and protection of our brands and other intellectual property, the need to raise capital to meet business requirements, significant fluctuations in marketing expenses and ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of its products and services, as well as the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Stony Hill Corp.

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